UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

January 15, 2026

Date of Report (date of earliest event reported)

Micron Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-10658	75-1618004
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8000 South Federal Way

Boise, Idaho 83716-9632

(Address of principal executive offices and Zip Code)

(208) 368-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.10 per share	MU	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Micron Technology, Inc. (the “Company”) held its Fiscal 2025 Annual Meeting of Stockholders (the “Annual Meeting”) on January 15, 2026. At the Annual Meeting, as further described in Item 5.07 below, Company stockholders approved an amendment to the Company’s Restated Certificate of Incorporation (the “Company Charter”) to provide for the elimination of certain officers’ personal liability for monetary damages stemming from breaches of the duty of care as permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware (the “Exculpation Amendment”).

A Certificate of Amendment to the Company Charter (the “Certificate of Amendment”) effecting the Exculpation Amendment was filed with the Secretary of State of the State of Delaware and became effective on January 21, 2026. A copy of the Certificate of Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference in this Item 5.03.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting held on January 15, 2026, the following proposals were submitted to a vote of Company stockholders:

Proposal 1

Each of the following nominees for Director were elected to serve on the Board of Directors of the Company. Each person elected as a Director will serve until the next annual meeting of stockholders or until such person’s successor is elected and qualified.

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
Lynn A. Dugle	794,907,057	17,407,119	772,638	103,556,209
Steven J. Gomo	809,867,865	2,434,052	784,897	103,556,209
Linnie M. Haynesworth	808,992,978	3,314,129	779,707	103,556,209
T. Mark Liu	810,273,883	2,034,566	778,365	103,556,209
Sanjay Mehrotra	782,416,311	29,933,649	736,854	103,556,209
A. Christine Simons	811,411,550	896,002	779,262	103,556,209
Robert H. Swan	811,084,381	1,222,445	779,988	103,556,209
MaryAnn Wright	781,196,519	31,109,070	781,225	103,556,209

Proposal 2

The proposal by the Company to approve, on a non-binding basis, the compensation of its named executive officers was approved with 770,405,752 votes for, 39,292,984 votes against, 3,388,078 abstentions, and 103,556,209 broker non-votes.

Proposal 3

The proposal by the Company to approve an amendment to the Company's Restated Certificate of Incorporation adding a provision regarding exculpation of officers in accordance with Delaware law was approved with 728,211,756 votes for, 83,873,941 votes against, 1,001,117 abstentions, and 103,556,209 broker non-votes.

Proposal 4

The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending September 3, 2026 was approved with 857,646,756 votes for, 58,058,793 votes against, 937,474 abstentions, and no broker non-votes.

Proposal 5

The proposal by a stockholder of the Company requesting an amendment to shareholder special meeting rights was not approved with 348,670,930 votes for, 461,839,590 votes against, 2,576,294 abstentions, and 103,556,209 broker non-votes.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amendment to Restated Certificate of Incorporation of Micron Technology, Inc., dated January 21, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRON TECHNOLOGY, INC.

Date: January 21, 2026	By:	/s/ Michael Ray
	Name:	Michael Ray
	Title:	Senior Vice President, Chief Legal Officer and Corporate Secretary